UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 27, 2012

SINGLE TOUCH SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entity into a Material Definitive Agreement.

The information set forth under Item 3.02 below is incorporated by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 below is incorporated by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

Convertible Notes with Warrants

On September 7, 2012 the Company raised $275,000 by issuing three notes, with an aggregate principal amount of $275,000 and a maturity date of September 7, 2014, bearing 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at the option of the Company upon 15 days prior written notice to the holder.  The principal is convertible, at the option of the holder, into common stock of the Company at $0.50 per share. The notes include standard default terms.

In the transaction, the Company also issued to each holder, for each $1,000 in note principal, a warrant exercisable until September 7, 2015 entitling the holder to purchase as many as 2,000 shares of common stock of the Company at $0.25 per share; the warrants do not allow for cashless exercise.

On September 27, 2012 the Company raised $1,450,000 by issuing twenty-eight notes, with an aggregate principal amount of $1,450,000 and a maturity date of September 27, 2014, bearing 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at the option of the Company upon 15 days prior written notice to the holder.  The principal is convertible, at the option of the holder, into common stock of the Company at $0.50 per share. The notes include standard default terms.

In the transaction, the Company also issued to each holder, for each $1,000 in note principal, a warrant exercisable until September 27, 2015 entitling the holder to purchase as many as 2,000 shares of common stock of the Company at $0.25 per share; the warrants do not allow for cashless exercise.

On September 28, 2012 the Company raised $587,000 by issuing twelve notes, with an aggregate principal amount of $587,000 and a maturity date of September 28, 2014, bearing 10% interest per annum payable semiannually.  The notes can be prepaid without penalty at the option of the Company upon 15 days prior written notice to the holder.  The principal is convertible, at the option of the holder, into common stock of the Company at $0.50 per share. The notes include standard default terms.

In the transaction, the Company also issued to each holder, for each $1,000 in note principal, a warrant exercisable until September 28, 2015 entitling the holder to purchase as many as 2,000 shares of common stock of the Company at $0.25 per share; the warrants do not allow for cashless exercise.

The securities were issued to accredited investors only, and were exempt from the registration requirements of the Securities Act by virtue of Rule 506 of Regulation D under the Securities Act.

In connection with these transactions the Company is paying its placement agent a seven percent cash commission fee plus three-year warrants to purchase, at $0.304 per share, a number of shares of common stock equal to eight percent of the total number of shares underlying the convertible notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     October 3, 2012

SINGLE TOUCH SYSTEMS INC.

By:	/s/ James Orsini
Name: James Orsini
Title: Chief Executive Officer and President